                                                            Exhibit 3.1 (ii) (a)

                       SECOND AMENDED AND RESTATED BYLAWS

                                       OF

                            GABLES RESIDENTIAL TRUST
























                                October 21, 1996

                       SECOND AMENDED AND RESTATED BYLAWS
                                       OF
                            GABLES RESIDENTIAL TRUST

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----
ARTICLE I - MEETINGS OF SHAREHOLDERS                                                                             1
         1.01.    PLACE                                                                                          1
         1.02.    ANNUAL MEETING                                                                                 1
         1.03.    MATTERS TO BE CONSIDERED AT ANNUAL MEETING                                                     1
         1.04.    SPECIAL MEETINGS                                                                               1
         1.05.    NOTICE                                                                                         1
         1.06.    SCOPE OF NOTICE                                                                                1
         1.07.    QUORUM                                                                                         1
         1.08.    VOTING                                                                                         1
         1.09.    PROXIES                                                                                        1
         1.10.    CONDUCT OF MEETINGS                                                                            1
         1.11.    TABULATION OF VOTES                                                                            2
         1.12.    VOTING BY BALLOT                                                                               2
         1.13.    REPORTS TO SHAREHOLDERS                                                                        2
         1.14.    NOMINATIONS AND SHAREHOLDER BUSINESS                                                           2

ARTICLE II - TRUSTEES                                                                                            5

         2.01.    GENERAL POWERS                                                                                 5
         2.02.    OUTSIDE ACTIVITIES                                                                             5
         2.03.    MEETINGS                                                                                       5
         2.04.    SPECIAL MEETINGS                                                                               5
         2.05.    NOTICE                                                                                         5
         2.06.    QUORUM                                                                                         5
         2.07.    VOTING                                                                                         5
         2.08.    CONDUCT OF MEETINGS                                                                            5
         2.09.    RESIGNATIONS                                                                                   5
         2.10.    REMOVAL OF TRUSTEES                                                                            5
         2.11.    VACANCIES                                                                                      6
         2.12.    INFORMAL ACTION BY TRUSTEES                                                                    6
         2.13.    COMPENSATION                                                                                   6
         2.14.    NUMBER                                                                                         6

ARTICLE III - COMMITTEES                                                                                         6

         3.01.    NUMBER, TENURE AND QUALIFICATION                                                               6
         3.02.    DELEGATION OF POWER                                                                            6
         3.03.    MEETINGS                                                                                       6
         3.04.    QUORUM                                                                                         6
         3.05.    CONDUCT OF MEETINGS                                                                            6
         3.06.    INFORMAL ACTION BY COMMITTEES                                                                  6


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

                                                                                                               PAGE
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
ARTICLE IV - OFFICERS                                                                                            7

         4.01.    POWERS AND DUTIES                                                                              7
         4.02.    REMOVAL                                                                                        7
         4.03.    OUTSIDE ACTIVITIES                                                                             7
         4.04.    VACANCIES                                                                                      7
         4.05.    CHAIRMAN OF THE BOARD                                                                          7
         4.06.    PRESIDENT                                                                                      7
         4.07.    VICE PRESIDENTS                                                                                7
         4.08.    SECRETARY                                                                                      7
         4.09.    TREASURER                                                                                      8
         4.10.    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS                                                 8
         4.11.    SUBORDINATE OFFICERS                                                                           8
         4.12.    SALARIES                                                                                       8

ARTICLE V - SHARES                                                                                               8

         5.01.    CERTIFICATES                                                                                   8
         5.02.    SHARE LEDGER                                                                                   8
         5.03.    RECORDING TRANSFERS OF SHARES                                                                  8
         5.04.    LOST CERTIFICATE                                                                               9
         5.05.    CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE                                             9
         5.06.    FRACTIONAL SHARES                                                                              9

ARTICLE VI - DIVIDENDS AND DISTRIBUTIONS                                                                         9

         6.01.    DECLARATION                                                                                    9
         6.02.    CONTINGENCIES                                                                                  9

ARTICLE VII -INDEMNIFICATION                                                                                    10

         7.01     INDEMNIFICATION OF TRUSTEES AND OFFICERS                                                      10
         7.02.    EXPENSES; INDEMNIFICATION PROCEDURE                                                           10
         7.03.    NONEXCLUSIVITY OF INDEMNIFICATION RIGHTS                                                      11
         7.04.    PARTIAL INDEMNIFICATION                                                                       11
         7.05.    MUTUAL ACKNOWLEDGMENT                                                                         12
         7.06.    INSURANCE                                                                                     12
         7.07.    SEVERABILITY                                                                                  12
         7.08.    EXCEPTIONS                                                                                    12
         7.09.    CONSTRUCTION OF CERTAIN PHRASES                                                               12
         7.10.    SUCCESSORS AND ASSIGNS                                                                        13
         7.11.    ATTORNEYS'FEES                                                                                13
         7.12.    INDEMNIFICATION OF SHAREHOLDERS                                                               13

ARTICLE VIII - NOTICES                                                                                          14

         8.01.    NOTICES                                                                                       14
         8.02.    SECRETARY TO GIVE NOTICE                                                                      14
         8.03.    WAIVER OF NOTICE                                                                              14


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
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
ARTICLE IX - MISCELLANEOUS                                                                                      14

         9.01.    BOOKS AND RECORDS                                                                             14
         9.02.    INSPECTION OF BYLAWS AND CORPORATE RECORDS                                                    14
         9.03.    CONTRACTS                                                                                     14
         9.04.    CHECKS, DRAFTS, ETC                                                                           14
         9.05.    LOANS                                                                                         15
         9.06.    FISCAL YEAR                                                                                   15
         9.07.    BYLAWS SEVERABLE                                                                              15

ARTICLE X - AMENDMENT OF BYLAWS                                                                                 15

         10.01.   BY TRUSTEES                                                                                   15
         10.02.   BY SHAREHOLDERS                                                                               15


                      ARTICLE I - MEETINGS OF SHAREHOLDERS

     1.01. PLACE. All meetings of the holders of the issued and outstanding shares of beneficial interest of the Trust (the "Shareholders") shall be held at the principal executive office of the Trust or such other place within the United States as shall be stated in the notice of the meeting.

     1.02. ANNUAL MEETING. An annual meeting of the Shareholders for the election of Trustees and the transaction of such other business as properly may be brought before the meeting shall be held on the second Tuesday in May of each year beginning in 1995 or at such other date and time as may be fixed by the Board of Trustees. If the date fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If no annual meeting is held on the date designated, a special meeting in lieu thereof may be held, and such special meeting shall have, for purposes of these Bylaws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these Bylaws to an annual meeting or to annual meetings shall be deemed to refer also to any special meeting(s) in lieu thereof.

     1.03. MATTERS TO BE CONSIDERED AT ANNUAL MEETING. Except as provided by Title 8 of the Maryland General Corporation Law, as amended from time to time, any business may be conducted and any proposals may be acted upon at an annual meeting of Shareholders.

     1.04. SPECIAL MEETINGS. The Chairman of the Board, the President or a majority of the Board of Trustees may call special meetings of the Shareholders. Special meetings of Shareholders shall also be called by the Secretary upon the written request of the holders of shares representing at least a majority of the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat.

     1.05. NOTICE. Not less than ten (10) nor more than ninety (90) days before the date of every meeting of Shareholders, written or printed notice of such meeting shall be given, in accordance with Article VIII, to each Shareholder entitled to vote or entitled to notice by statute, stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose or purposes for which the meeting is called.

     1.06. SCOPE OF NOTICE. No business shall be transacted at a special meeting of Shareholders except that specifically designated in the special meeting notice. Any business of the Trust may be transacted at the annual meeting without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.

     1.07. QUORUM. At any meeting of Shareholders, the presence in person or by proxy of Shareholders entitled to cast a majority of the votes shall constitute a quorum; but this Section shall not affect any requirement under any statute or the Declaration of Trust of the Trust, as amended (the "Declaration of Trust"), for the vote necessary for the adoption of any measure. If, however, a quorum is not present at any meeting of the Shareholders, the Shareholders present in person or by proxy shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the record date without notice other than announcement at the meeting until a quorum is present and the meeting so adjourned may be reconvened without further notice. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally notified. The Shareholders present at a meeting which has been duly called and convened and at which a quorum is present at the time counted may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

     1.08. VOTING. A plurality of the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. A majority of the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is specifically required by statute, the Declaration of Trust or these Bylaws. Unless otherwise provided by statute, the Declaration of Trust or these Bylaws, each outstanding share (a "Share") of beneficial interest of the Trust, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders. Shares directly or indirectly owned by the Trust shall not be voted in any meeting and shall not be counted in determining the total number of outstanding Shares entitled to vote at any given time, but Shares held by the Trust in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

     1.09. PROXIES. A Shareholder may vote the Shares owned of record by such Shareholder, either in person or by proxy executed in writing by the Shareholder or by such Shareholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Trust before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     1.10. CONDUCT OF MEETINGS. The Chairman of the Board or, in the absence of the Chairman, the President, or, in the absence of the Chairman and the President, a Vice President, or, in the absence of the Chairman, President and Vice Presidents, a presiding Officer elected at the meeting, shall preside over meetings of the Shareholders. The Secretary of the Trust, or, in the absence of the Secretary and Assistant Secretaries, the person appointed by the presiding Officer of the meeting shall act as secretary of such meeting.

     1.11. TABULATION OF VOTES. At any annual or special meeting of Shareholders, the presiding Officer shall be authorized to appoint a teller for such meeting ("the Teller"). The Teller may, but need not, be an Officer or employee of the Trust. The Teller shall be responsible for tabulating or causing to be tabulated shares voted at the meeting and reviewing or causing to be reviewed all proxies. In tabulating votes, the Teller shall be entitled to rely in whole or in part on tabulations and analyses made by personnel of the Trust, its counsel, its transfer agent, its registrar or such other organizations that are customarily employed to provide such services. The Teller shall be authorized to determine the legality and sufficiency of all votes cast and proxies delivered under the Trust's Declaration of Trust, Bylaws and applicable law. The presiding Officer may review all determinations made by the Teller hereunder, and in doing so the presiding Officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the Teller.

     1.12. VOTING BY BALLOT. Voting on any question or in any election may be VIVA VOCE unless the presiding Officer shall order or any Shareholder shall demand that voting be by ballot.

     1.13. REPORTS TO SHAREHOLDERS. Not later than 90 days after the close of each fiscal year of the Trust, the Trustees shall deliver or cause to be delivered a report of the business and operations of the Trust during such fiscal year to the Shareholders, containing a balance sheet and a statement of income and surplus of the Trust, accompanied by the certification of an independent public accountant, and such further information as the Trustees may determine is required pursuant to any law or regulation to which the Trust is subject. A signed copy of the annual report and the accountant's certificate shall be filed by the Trustees with the State Department of Assessments and Taxation of Maryland, and with such other governmental agencies as may be required by law and as the Trustees may deem appropriate.

     1.14. NOMINATIONS AND SHAREHOLDER BUSINESS.

     (a) ANNUAL MEETINGS OF SHAREHOLDERS.

                  (1) With respect to an annual meeting of Shareholders, nominations for elections to the Board of Trustees and the proposal of business to be considered by the Shareholders may be made only (i) by or at the direction of the Board of Trustees or (ii) by any Shareholder who was a Shareholder of record at the time of giving of notice, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.14.

                  (2) For a proposal to be properly brought before an annual meeting by a Shareholder, other than a shareholder proposal included in the Company's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the Shareholder must have given timely notice thereof in writing to the Secretary of the Company, and such Shareholder or his representative must be present in person at the annual meeting. For the first annual meeting following the initial public offering of common shares of beneficial interest of the Company, a Shareholder's notice shall be timely if delivered to, or mailed and received at, the principal executive office of the Company not later than the close of business on the 20th calendar day (or if that day is not a business day for the Company, on the next business day) following the date on which notice of the date of the first annual meeting is mailed or otherwise transmitted to Shareholders. For all subsequent annual meetings, a Shareholder's notice shall be timely if delivered to, or mailed and received at, the principal executive offices of the Company (A) not less than 75 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting of Shareholders or special meeting in lieu thereof (the "Anniversary Date") or (B) in the event that the annual meeting of Shareholders is called for a date more than 7 calendar days prior to the Anniversary Date, not later than the close of business on (1) the 20th calendar day (or if that day is not a business day for the Company, on the next succeeding business day) following the earlier of (x) the date on which notice of the date of such meeting was mailed to Shareholders, or (y) the date on which the date of such meeting was publicly disclosed, or
         (2) if such date of notice or public disclosure occurs more than 75 calendar days prior to the scheduled date of such meeting, then the later of (x) the 20th calendar day (or if that day is not a business day for the Company, on the next succeeding business day) following the date of the first to occur of such notice or public disclosure or (y) the 75th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the Company, on the next succeeding business day).

                  (3) A Shareholder's notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's share transfer books, of the Shareholder proposing such business and of the beneficial owners (if any) of the shares registered in such Shareholder's name and the name and address of other Shareholders known by such Shareholder to be supporting such proposal on the date of such Shareholder's notice, (iii) the class and number of shares of the Company's capital stock which are beneficially owned by the Shareholder and such beneficial owners (if any) on the date of such Shareholder's notice and by any other Shareholders known by such Shareholder to be supporting such proposal on the date of such Shareholder's notice, and (iv) any financial interest of the Shareholder or of any such beneficial owner in such proposal.

                  (4) If the Board of Trustees, or a designated committee thereof, determines that any Shareholder proposal was not timely made in accordance with the terms of this Section 1.14, such proposal shall not be presented for action at the annual meeting in question. If the Board of Trustees, or a designated committee thereof, determines that the information provided in a Shareholder's notice does not satisfy the informational requirements of this section in any material respect, the Secretary of the Company shall promptly notify such Shareholder of the deficiency in the notice. Such Shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five (5) days from the date such deficiency notice is given to the Shareholder, determined by the Board of Trustees or such committee. If the deficiency is not cured within such period, or if the Board of Trustees or such committee determines that the additional information provided by the Shareholder, together with the information previously provided, does not satisfy the requirements of this Section 1.14 in any material respect, then such proposal shall not be presented for action at the annual meeting in question.

                  (5) Notwithstanding the procedure set forth in the preceding paragraph, if neither the Board of Trustees nor such committee makes a determination as to the validity of any Shareholder proposal as set forth above, the presiding Officer of the annual meeting shall determine and declare at the annual meeting whether the Shareholder proposal was made in accordance with the terms of this Section 1.14. If the presiding Officer determines that a Shareholder proposal was made in accordance with the terms of this Section 1.14, the presiding Officer shall so declare at the annual meeting. If the presiding Officer determines that a Shareholder proposal was not made in accordance with the provisions of this Section 1.14, the presiding Officer shall so declare at the annual meeting and such proposal shall not be acted upon at the annual meeting.

                  (6) This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of Officers, Trustees and committees of the Board of Trustees, but in connection with such reports, no new business shall be acted upon at such annual meeting except in accordance with the provisions of this Section 1.14.

     (b) SPECIAL MEETINGS OF SHAREHOLDERS. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of such meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of Shareholders at which Trustees are to be elected pursuant to the Trust's notice of meeting (i) by or at the direction of the Board of Trustees or (ii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any Shareholder who is a Shareholder of record at the time of giving of notice provided for in this Section 1.14(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.14(b). In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting if the Shareholder's notice complies with the requirements of Section 1.14(a) and is delivered to the Secretary at the principal executive offices of the Trust not earlier than the 90th day prior to such special meeting and later than the close of business on the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trust to be elected at such meeting.

     (c) GENERAL.

                  (1) The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.14 and, if any proposed nomination or business was not made in compliance with this Section 1.14, to declare that such defective nomination or proposal be disregarded.

                  (2) Notwithstanding the foregoing provisions of this Section 1.14, a Shareholder also shall comply with all applicable requirements of state law and of the Exchange Act and rules and regulations thereunder with respect to the matters set forth in this Section 1.14. Nothing in this Section 1.14 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Trust's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                              ARTICLE II - TRUSTEES

     2.01. GENERAL POWERS. The business and affairs of the Trust shall be managed by its Board of Trustees.

     2.02. OUTSIDE ACTIVITIES. The Board of Trustees, each Trustee, and the agents, Officers and employees of the Trust or of the Board of Trustees or of any Trustee may engage with or for others in business activities of the types conducted by the Trust; none of them has an obligation to notify or present to the Trust or each other any investment opportunity that may come to such person's attention even though such investment might be within the scope of the Trust's purposes or various investment objectives. Any interest (including any interest as defined in Section 2-419(a) of the Maryland General Corporation Law) that a Trustee has in any investment opportunity presented to the Trust must be disclosed by such Trustee to the Board of Trustees (and, if voting thereon, to the Shareholders or to any committee of the Board of Trustees) within ten (10) days after the later of the date upon which such Trustee becomes aware of such interest or that the Trust is considering such investment opportunity. If such interest comes to the interested Trustee's attention after a vote to take such investment opportunity, the voting body shall reconsider such investment opportunity if not already consummated or implemented.

     2.03. MEETINGS. The Board of Trustees may provide, by resolution, the time, date and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Trustees without other notice than such resolutions.

     2.04. SPECIAL MEETINGS. Special meetings of the Board of Trustees may be called by or at the request of the Chairman of the Board, the President or a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Trustees called by them.

     2.05. NOTICE. Notice of any special meeting to be provided herein shall be given, in accordance with Article VIII, by written notice delivered personally, telegraphed or telecopied to each Trustee at his or her business or residence at least twenty-four (24) hours or by mail at least five (5) days prior to the meeting. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be specified in the notice, unless specifically required by statute, the Declaration of Trust or these Bylaws.

     2.06. QUORUM. A majority of the Board of Trustees then in office shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such number of Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice. The Trustees present at a meeting which has been duly called and convened and at which a quorum is present at the time counted may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

     2.07. VOTING. The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute, the Declaration of Trust or these Bylaws.

     2.08. CONDUCT OF MEETINGS. All meetings of the Board of Trustees shall be called to order and presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, by the President (if a member of the Board of Trustees) or, in the absence of the Chairman of the Board and the President, by a member of the Board of Trustees selected by the members present. The Secretary of the Trust shall act as secretary at all meetings of the Board of Trustees, and in the absence of the Secretary and Assistant Secretaries, the presiding Officer of the meeting shall designate any person to act as secretary of the meeting. Members of the Board of Trustees may participate in meetings of the Board of Trustees by conference telephone or similar communications equipment by means of which all Trustees participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes of these Bylaws.

     2.09. RESIGNATIONS. Any Trustee may resign from the Board of Trustees or any committee thereof at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt of notice of such resignation by the President or the Secretary.

     2.10. REMOVAL OF TRUSTEES. Consistent with the Declaration of Trust, the Shareholders may, at any time, remove any Trustee, with or without cause, by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, and may elect a successor to fill any resulting vacancy for the balance of the term of the removed Trustee.

     2.11. VACANCIES. The Shareholders may elect a successor to fill a vacancy on the Board of Trustees which results from the removal of a Trustee. Furthermore, any vacancy occurring in the Board of Trustees for any cause other than by reason of an increase in the number of Trustees may be filled by a majority vote of the remaining Trustees, although such majority is less than a quorum. Any vacancy occurring in the Board of Trustees by reason of an increase in the number of Trustees may be filled by a majority vote of the entire Board of Trustees. A Trustee elected by the Board of Trustees to fill a vacancy shall hold office until the next annual meeting of Shareholders. A Trustee elected by the Shareholders to fill a vacancy shall hold office for the unexpired term of the Trustee he or she is replacing.

     2.12. INFORMAL ACTION BY TRUSTEES. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing to such action is signed by all of the Trustees and such written consent is filed with the minutes of the Board of Trustees. Consents may be signed by different Trustees on separate counterparts.

     2.13. COMPENSATION. An annual fee for services and payment for expenses of attendance at each meeting of the Board of Trustees, or of any committee thereof, may be allowed to any Trustee by resolution of the Board of Trustees.

     2.14. NUMBER. The number of Trustees initially shall be three, which number
(i) shall automatically be increased to seven effective as of the date immediately following the date of the closing of the Corporation's initial public offering and (ii) may thereafter be increased or decreased from time to time by the unanimous vote of the Trustees then in office or by a majority vote of the holders of Shares entitled to vote; provided, however, that the total number of Trustees shall not be fewer than three and not more than 15. No reduction in the number of Trustees shall cause the removal of any Trustee from office prior to the expiration of his or her term.

                            ARTICLE III - COMMITTEES

     3.01. NUMBER, TENURE AND QUALIFICATION. The Board of Trustees may appoint from among its members an Executive Committee and other committees, composed of two or more Trustees, to serve at the pleasure of the Board of Trustees.

     3.02. DELEGATION OF POWER. The Board of Trustees may delegate to these committees in the intervals between meetings of the Board of Trustees any of the powers of the Board of Trustees to manage the business and affairs of the Trust, except those powers which the Board of Trustees is specifically prohibited from delegating pursuant to Section 2-411 of the Maryland General Corporation Law.

     3.03. MEETINGS. In the absence of any member of any such committee, the members thereof present at such meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent members.

     3.04. QUORUM. One-third, but not fewer than two (2), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee.

     3.05. CONDUCT OF MEETINGS. Each committee shall designate a presiding Officer of such committee, and if not present at a particular meeting, the committee shall select a presiding Officer for such meeting. Members of any committee may participate in meetings of such committee by conference telephone or similar communications equipment by means of which all Trustees participating in the meeting can hear each other at the same time, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for all purposes of these Bylaws. Each committee shall keep minutes of its meetings, and report the results of any proceedings at the next succeeding annual or regular meeting of the Board of Trustees.

     3.06. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of proceedings of such committee. Consents may be signed by different members on separate counterparts.

                              ARTICLE IV - OFFICERS

     4.01. POWERS AND DUTIES. The Officers of the Trust shall be elected annually by the Board of Trustees at the first meeting of the Board of Trustees held after each annual meeting of Shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each Officer shall hold office until such Officer's successor is duly elected and qualified or until such Officer's death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. Election or appointment of an Officer or agent shall not of itself create contract rights between the Trust and such Officer or agent.

     4.02. REMOVAL. Any Officer or agent elected or appointed by the Board of Trustees may be removed by the Board of Trustees whenever in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The fact that a person is elected to an office, whether or not for a specified term, shall not by itself constitute any undertaking or evidence of any employment obligation of the Trust to that person.

     4.03. OUTSIDE ACTIVITIES. The Officers and agents of the Trust are required to spend only such time managing the business and affairs of the Trust as is necessary to carry out their duties in accordance with the law and these Bylaws. The Officers and agents of the Trust may engage with or for others in business activities of the types conducted by the Trust; none of them has an obligation to notify or present to the Trust or each other any investment opportunity that may come to such person's attention even though such investment might be within the scope of the Trust's purposes or various investment objectives. Any interest (including any interest as defined in Section 2-419(a) of the Maryland General Corporation Law as if the Officer or agent were a Trustee of the Trust) that an Officer or an agent has in any investment opportunity presented to the Trust must be disclosed by such Officer or agent to the Board of Trustees (and, if voting thereon, to the Shareholders or to any committee of the Board of Trustees) within ten (10) days after the later of the date upon which such Officer or agent becomes aware of such interest or the date upon which such Officer or agent becomes aware that the Trust is considering such investment opportunity. If such interest comes to the attention of the interested Officer or agent after a vote to take such investment opportunity, the voting body shall reconsider such investment opportunity if not already consummated or implemented.

     4.04. VACANCIES. A vacancy in any office may be filled by the Board of Trustees for the unexpired portion of the term.

     4.05. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Shareholders and of the Board of Trustees. The Chairman of the Board may sign and execute all authorized bonds, contracts or other obligations in the name of the Trust.

     4.06. PRESIDENT. Unless the Board of Trustees shall otherwise determine, the President shall be the Chief Executive Officer and general manager of the Trust and shall in general supervise and control all of the business and affairs of the Trust. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Shareholders and of the Board of Trustees (if a member of the Board of Trustees). The President may sign any deed, mortgage, bond, contract or other instruments on behalf of the Trust except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other Officer or agent of the Trust or shall be required by law to be otherwise signed or executed. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Trustees from time to time.

     4.07. VICE PRESIDENTS. The Board of Trustees may appoint one or more Vice Presidents. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Every Vice President shall perform such other duties as from time to time may be assigned to him or her by the President or the Board of Trustees.

     4.08. SECRETARY. The Secretary shall (i) keep the minutes of the proceedings of the Shareholders and Board of Trustees in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the corporate records of the Trust; (iv) unless a transfer agent is appointed, keep a register of the post office address of each Shareholder that shall be furnished to the Secretary by such Shareholder and have general charge of the Share Ledger of the Trust; (v) when authorized by the Board of Trustees or the President, attest to or witness all documents requiring the same; (vi) perform all duties as from time to time may be assigned to him or her by the President or by the Board of Trustees; and (vii) perform all the duties generally incident to the office of secretary of a corporation.

     4.09. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositaries as may be designated by the Board of Trustees. The Treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the President and the Board of Trustees, at the regular meetings of the Board of Trustees or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Trust. The Board of Trustees may engage a Custodian to perform some or all of the duties of the Treasurer, and if a Custodian is so engaged then the Treasurer shall be relieved of the responsibilities set forth herein to the extent delegated to such Custodian and, unless the Board of Trustees otherwise determines, shall have general supervision over the activities of such Custodian.

     4.10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Board of Trustees may appoint one or more Assistant Secretaries or Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers (i) shall have the power to perform and shall perform all the duties of the Secretary and the Treasurer, respectively, in such respective Officer's absence and (ii) shall perform such duties as shall be assigned to him or her by the Secretary or Treasurer, respectively, or by the President or the Board of Trustees.

     4.11. SUBORDINATE OFFICERS. The Company shall have such subordinate Officers as the Board of Trustees may from time to time elect. Each such Officer shall hold office for such period and perform such duties as the Board of Trustees, the President or any designated committee or Officer may prescribe.

     4.12. SALARIES. The salaries, if any, of the Officers shall be fixed from time to time by the Board of Trustees. No Officer shall be prevented from receiving such salary, if any, by reason of the fact that such Officer is also a Trustee of the Trust.

                               ARTICLE V - SHARES

     5.01. CERTIFICATES. Each Shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interest held by such Shareholder in the Trust. Each certificate shall be signed by the President or by a Vice President and countersigned by the Secretary or by an Assistant Secretary and may be sealed with the seal, if any, of the Trust. Any signature or countersignature may be either manual or facsimile signature. In case any Officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the date of issue. All certificates for each class of Shares shall be consecutively numbered. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth on the face or back of the certificate a statement that the Trust will furnish to any Shareholder, upon request and without charge, a full statement of such information.

     5.02. SHARE LEDGER. The Company shall maintain at its principal executive office, at the office of its counsel, accountants or transfer agent or at such other place designated by the Board of Trustees an original or duplicate Share Ledger containing the names and addresses of all the Shareholders and the number of shares of each class held by each Shareholder. The Company shall be entitled to treat the holder of record of any Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland. Until a transfer is duly effected on the Share Ledger, the Trust shall not be affected by any notice of such transfer, either actual or constructive. Nothing herein shall impose upon the Trust, the Board of Trustees or Officers or their agents and representatives a duty or limit their rights to inquire as to the actual ownership of Shares.

     5.03. RECORDING TRANSFERS OF SHARES. If transferred in accordance with any restrictions on transfer contained in the Declaration of Trust, these Bylaws or otherwise, Shares shall be recorded as transferred in the Share Ledger upon provision to the Trust or the transfer agent of the Trust of an executed stock power (duly guaranteed if requested by the Trust) and any other documents reasonably requested by the Trust, and the surrender of the certificate or certificates representing such Shares. Upon receipt of such documents, the Trust shall issue as needed a new certificate or certificates to the persons entitled thereto, cancel any old certificates and record the transaction upon its books.

     5.04. LOST CERTIFICATE. The Board of Trustees may direct a new certificate to be issued in the place of any certificate theretofore issued by the Trust alleged to have been stolen, lost or destroyed upon the making of an affidavit of that fact by the person claiming the share certificate to be stolen, lost or destroyed. When authorizing such issue of a new certificate, the Board of Trustees may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

     5.05. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

         5.5.1. The Board of Trustees may fix, in advance, a date as the record date for the purpose of determining Shareholders entitled to notice of, or to vote at, any meeting of Shareholders, or Shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Shareholders for any other proper purpose. Such date, in any case, shall be not more than ninety (90) days and, in case of a meeting of Shareholders not less than ten (10) days, prior to the date on which the meeting or particular action requiring such determination of Shareholders is to be held or taken.

         5.5.2. In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

         5.5.3. Unless otherwise required under applicable laws or regulations, if no record date is fixed and the share transfer books are not closed for the determination of Shareholders, (a) the record date for the determination of Shareholders entitled to notice of, or to vote at, a meeting of Shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of Shareholders entitled to receive payment of a dividend or an allotment of and rights shall be at the close of business on the day on which the resolution of the Board of Trustees, declaring the dividend or allotment of rights, is adopted.

         5.5.4. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the share transfer books and the stated period of closing has expired.

     5.06. FRACTIONAL SHARES. The Trust may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine.

                    ARTICLE VI - DIVIDENDS AND DISTRIBUTIONS

     6.01. DECLARATION. Dividends and other distributions upon the Shares may be declared by the Board of Trustees as set forth in the applicable provisions of the Declaration of Trust and any applicable law. Dividends and other distributions upon the Shares may be paid in cash, property or Shares of the Trust, subject to the provisions of law and of the Declaration of Trust.

     6.02. CONTINGENCIES. Before payment of any dividends or other distributions upon the Shares, there may be set aside (but there is no duty to set aside) out of any funds of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine to be in the best interests of the Trust, and the Board of Trustees may modify or abolish any such reserve in the manner in which it was created.

                          ARTICLE VII -INDEMNIFICATION

     7.01 INDEMNIFICATION OF TRUSTEES AND OFFICERS. Unless the Board of Trustees otherwise determines prospectively in the case of any one or more specified individuals, the Company shall indemnify any person who is or was a Trustee or Officer of the Company, or is or was serving at the request of the Company as a director or officer of another Corporation, partnership, joint venture, trust, or other enterprise (each an "Indemnitee") on the terms and conditions set forth below; provided, however, that no indemnification shall be provided for expenses relating to any willful or grossly negligent failure to make disclosures required by the next to last sentence of Sections 2.02 or 4.03 hereof as applied to Trustees and Officers, respectively.

                  (a) THIRD PARTY PROCEEDINGS. The Company shall indemnify the Indemnitee to the full extent permitted now or hereafter by the Maryland General Corporation Law, as from time to time amended, subject to the exceptions provided in this Article VII. Without limiting the foregoing but subject to the provisions of these Bylaws, the Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of Indemnitee's past, present or future service as a Trustee or Officer of the Company, or, at the Company's request, of another enterprise or entity in which the Company had, directly or indirectly, an interest at the time of such service, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with investigating, preparing for, defending or settling such action or proceeding. The Company hereby agrees to indemnify Indemnitee's spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children as express third-party beneficiaries hereunder to the same extent and subject to the same limitations applicable to Indemnitee hereunder for claims arising out of the status of such person as a spouse or child of Indemnitee, including claims seeking damages from marital property (including community property) or property held by the Indemnitee and such spouse or property transferred to such spouse or child.

                  (b) PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. Subject to the provisions of these Bylaws, the Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of Indemnitee's past, present or future service as a Trustee or Officer of the Company, or, at the Company's request, as the director or officer of another enterprise or entity in which the Company had, directly or indirectly, an interest at the time of such service, against expenses (including attorneys' fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or proceeding.

     7.02. EXPENSES; INDEMNIFICATION PROCEDURE.

                  (a) ADVANCEMENT OF EXPENSES. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in Section 7.01(a) or (b) hereof (but not amounts actually paid in settlement of any such action or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.

                  (b) NOTICE/COOPERATION BY INDEMNITEE. Indemnitee shall, as a condition precedent to his or her right to be indemnified under these Bylaws, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under these Bylaws. Such notice shall contain the written affirmation of the Indemnitee that the standard of conduct necessary for indemnification hereunder has been satisfied. Notice to the Company shall be directed to the Chief Executive Officer of the Company in the manner set forth below. Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power. A delay in giving notice under this Section 7.02(b) shall not invalidate the Indemnitee's right to indemnity under these Bylaws unless such delay prejudices the defense of the claim or the availability to the Company of insurance coverage for such claim. All notices, requests, demands and other communications under these Bylaws shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressed, on the date of such receipt or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.

                  (c) PROCEDURE. Any indemnification provided for in Section
         7.01 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee. If a claim under any statute, or under any provision of the Company's Declaration of Trust or these Bylaws providing for indemnification, is not paid in full by the Company within forty-five (45) days after a written request for payment thereof that complies with the requirements of these Bylaws has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 7.11 of these Bylaws, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct that made it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 7.02(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Trustees, any committee or subgroup of the Board of Trustees, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Trustees, any committee or subgroup of the Board of Trustees, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

                  (d) NOTICE TO INSURERS. If, at the time of the receipt of a notice of a claim pursuant to Section 7.02(a) hereof, the Company has trustee and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

                  (e) SELECTION OF COUNSEL. In the event the Company shall be obligated under Section 7.01 hereof to pay the expenses of any proceeding against Indemnitee, the Company, unless the Indemnitee determines that a conflict of interest exists between the Indemnitee and the Company with respect to a particular claim, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under these Bylaws for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his own separate counsel in any such proceeding in addition to or in place of any counsel retained by the Company on behalf of Indemnitee at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

     7.03. NONEXCLUSIVITY OF INDEMNIFICATION RIGHTS. The indemnification provided by these Bylaws shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Declaration of Trust, any agreement, any vote of Shareholders or disinterested trustees, the Maryland General Corporation Law, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The provisions of this Article VII shall constitute a contract with each Indemnitee who serves at any time while these provisions are in effect and may be modified adversely only as provided in Article X hereof, and each Indemnitee shall be deemed to be serving as such in reliance on these provisions.

     7.04. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of these Bylaws to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

     7.05. MUTUAL ACKNOWLEDGMENT. By accepting any potential benefits under this
Article VII, each Indemnitee acknowledges that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its trustees and officers under these Bylaws or otherwise. Indemnitee understands and acknowledges that the Company has undertaken and may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

     7.06. INSURANCE. The Company shall have the power to purchase and maintain insurance on behalf of any Indemnified Person against any liability, whether or not the Company would have the power to indemnify him or her against such liability.

     7.07. SEVERABILITY. Nothing in this Article VII is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Article VII shall not constitute a breach thereof. The provisions of this Article VII shall be severable as provided in this Section 7.07. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated, and the balance of this Article VII not so invalidated shall be enforceable in accordance with its terms.

     7.08. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Article VII to indemnify the Indemnitee in the following circumstances:

                  (a) EXCLUDED ACTS. The Company shall not be obligated to indemnify Indemnitee for any acts or omissions or transactions from which a director may not be relieved of liability under the Maryland General Corporation Law; or

                  (b) CLAIMS INITIATED BY INDEMNITEE. The Company shall not be obligated to indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Article VII or any other statute or law or otherwise as provided by Maryland General Corporation Law Section 2-418 in accordance with Section 7.01(b) hereof, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Trustees has approved the initiation or bringing of such suit; or

                  (c) INSURED CLAIMS. The Company shall not be obligated to indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) to the extent that Indemnitee has otherwise actually received payment, or payments have been made on behalf of Indemnitee, with respect to such expense or liability (under any insurance policy, provision of the Company's Declaration of Trust or Bylaws, or otherwise) of amounts otherwise indemnifiable hereunder; or

                  (d) CLAIMS UNDER SECTION 16(b). The Company shall not be obligated to indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

     7.09. CONSTRUCTION OF CERTAIN PHRASES

                  (a) For purposes of this Article VII, references to the "Company" shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its trustees, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

                  (b) For purposes of this Article VII, references to "another enterprise" or "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a trustee, officer, employee or agent of the Company which imposes duties on, or involves services by, such trustee, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

     7.10. SUCCESSORS AND ASSIGNS. This Article VII shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

     7.11. ATTORNEYS' FEES. In the event that any action is instituted by Indemnitee under this Article VII to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this
Article VII or to enforce or interpret any of the terms of this Article VII, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

     7.12.    INDEMNIFICATION OF SHAREHOLDERS.

                  (a) INDEMNIFICATION. Subject to the provisions of this Section 7.12, the Company shall indemnify each Shareholder or former Shareholder (a "Shareholder Indemnitee") (a) who has been successful, on the merits or otherwise, in the defense of a proceeding to which such Shareholder Indemnitee was made a party by reason of such status, against reasonable expenses incurred by such Shareholder Indemnitee in connection with such proceeding and (b) against any claim or liability to which such Shareholder Indemnitee may become subject by reason of such status. In addition, the Company shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Shareholder Indemnitee made a party to a proceeding by reason of such status. The Company may provide to a Shareholder Indemnitee such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law.

                  (b) NOTICE. Any Shareholder Indemnitee shall, as a condition precedent to such Shareholder Indemnitee's right to be indemnified under these Bylaws, give the Company notice in writing as soon as practicable of any claim made against Shareholder Indemnitee for which indemnification will or could be sought under these Bylaws. Notice to the Company shall be directed to the Chief Executive Officer of the Company in the manner set forth below. Shareholder Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Shareholder Indemnitee's power. All notices, requests, demands and other communications under these Bylaws shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressed, on the date of such receipt or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.

                  (c) EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Section 7.12 to indemnify a Shareholder Indemnitee in the following circumstances:

                                    (i) CLAIMS INITIATED BY SHAREHOLDER
                  INDEMNITEE. The Company shall not be obligated to indemnify or advance expenses to Shareholder Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Shareholder Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Section 7.12 or any other statute or law or otherwise as provided by Maryland General Corporation Law Section 2-418; or

                                    (ii) INSURED CLAIMS. The Company shall not
                  be obligated to indemnify Shareholder Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) to the extent that Shareholder Indemnitee has otherwise actually received payment, or payments have been made on behalf of Shareholder Indemnitee, with respect to such expense or liability (under any insurance policy, provision of the Company's Declaration of Trust or Bylaws, or otherwise) of amounts otherwise indemnifiable hereunder; or

                                    (iii) CLAIMS UNDER SECTION 16(b). The
                  Company shall not be obligated to indemnify Shareholder Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

                             ARTICLE VIII - NOTICES

     8.01. NOTICES. Whenever notice is required to be given pursuant to these Bylaws, it shall be construed to mean either written notice personally served against written receipt, or notice in writing transmitted by overnight courier, by mail, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed, if to the Trust, at 2859 Paces Ferry Road, Overlook III, Suite 1450, Atlanta, Georgia 30339 (or any subsequent address selected by the Board of Trustees), attention President, or if to a Shareholder, Trustee or Officer, at the address of such person as it appears on the books of the Trust or in default of any other address at the general post office situated in the city or county of his or her residence. Unless otherwise specified, notice sent by mail shall be deemed to be given at the time the same shall be thus mailed.

     8.02. SECRETARY TO GIVE NOTICE. All notices required by law or these Bylaws to be given by the Trust shall be given by the Secretary of the Trust. If the Secretary and Assistant Secretary are absent or refuse or neglect to act, the notice may be given by any person directed to do so by the President.

     8.03. WAIVER OF NOTICE. Whenever any notice is required to be given pursuant to the Declaration of Trust or Bylaws of the Trust or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting.

                           ARTICLE IX - MISCELLANEOUS

     9.01. BOOKS AND RECORDS. The Company shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its Shareholders and Board of Trustees and of executive or other committee when exercising any of the powers or authority of the Board of Trustees. The books and records of the Trust may be in written form or in any other form that be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form, but may be maintained in the form of a reproduction.

     9.02. INSPECTION OF BYLAWS AND CORPORATE RECORDS. These Bylaws, the minutes of proceedings of the Shareholders, annual statements of affairs and any voting trust agreements on record shall be open to inspection upon the written demand on the Trust by any Shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a Shareholder or as the holder of such voting trust certificate.

     9.03. CONTRACTS. The Board of Trustees may authorize any Officer or Officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust, and such authority may be general or confined to specific instances.

     9.04. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such Officers or agents of the Trust and in such manner as shall from time to time be determined by resolution of the Board of Trustees.

     9.05. LOANS.

         9.5.1. Such Officers or agents of the Trust as from time to time have been designated by the Board of Trustees shall have authority (i) to effect loans, advances, or other forms of credit at any time or times for the Trust, from such banks, trust companies, institutions, corporations, firms, or persons, in such amounts and subject to such terms and conditions, as the Board of Trustees from time to time has designated; (ii) as security for the repayment of any loans, advances, or other forms of credit so authorized, to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all personal property, real property, stocks, bonds, deposits, accounts, documents, bills, accounts receivable, and other commercial paper and evidences of debt or other securities, or any rights or interests at any time held by the Trust; (iii) in connection with any loans, advances, or other forms of credit so authorized, to make, execute, and deliver one or more notes, mortgages, deeds of trust, financing statements, security agreements, acceptances, or written obligations of the Trust, on such terms and with such provisions as to the security or sale or disposition of them as those Officers or agents deem proper; and (iv) to sell to, or discount or rediscount with, the banks, trust companies, institutions, corporations, firms or persons making those loans, advances, or other forms of credit, any and all commercial paper, bills, accounts receivable, acceptances, and other instruments and evidences of debt at any time held by the Trust, and, to that end, to endorse, transfer, and deliver the same.

         9.5.2. From time to time the Trust shall certify to each bank, trust company, institution, corporation, firm or person so designated, the signatures of the Officers or agents so authorized. Each bank, trust company, institution, corporation, firm or person so designated is authorized to rely upon such certification until it has received written notice that the Board of Trustees has revoked the authority of those Officers or agents.

     9.06. FISCAL YEAR. The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

     9.07. BYLAWS SEVERABLE. The provisions of these Bylaws are severable, and if any provision shall be held invalid or unenforceable, that invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision of these Bylaws, and these Bylaws shall be carried out as if the invalid or unenforceable provision were not contained herein.

                         ARTICLE X - AMENDMENT OF BYLAWS

     10.01. BY TRUSTEES. The Board of Trustees shall have the power, at any annual or regular meeting, or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any Bylaws of the Trust and to make new Bylaws, except that the Board of Trustees shall not alter or repeal (i) Section 7.01 without the consent of any Indemnified Persons whose rights to indemnification, which rights are based on conduct prior to such amendment, would be adversely affected by such proposed alteration or repeal;
(ii) this Section 10.1; or (iii) Section 10.2.

     10.02. BY SHAREHOLDERS. Unless the Declaration of Trust provides otherwise, the Shareholders, by affirmative vote of a majority of the shares of the Trust generally entitled to vote in the election of Trustees, shall have the power, at any annual meeting, or at any special meeting if notice thereof is included in the notice of such special meeting, to alter or repeal any Bylaws of the Trust and to make new Bylaws, except that the Shareholders shall not alter or repeal
Section 7.01 without the consent of any Indemnified Persons adversely affected by such proposed alteration or repeal.

                                    AMENDMENT

                                     TO THE

                       SECOND AMENDED AND RESTATED BYLAWS

                                       OF

                            GABLES RESIDENTIAL TRUST



                                 March 13, 2000

        On March 13, 2000, the Board of Trustees of the Gables Residential Trust (the "Company") amended the Second Amended and Restated Bylaws of the Company by:

     1. Deleting therefrom ARTICLE I, Section 1.05 in its entirety and inserting the following in lieu thereof:

     "1.05 NOTICE. Not less than ten (10) nor more than ninety (90) days before each meeting of Shareholders, the Secretary shall give to each Shareholder entitled to vote at such meeting and to each Shareholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such Shareholder personally, by leaving it at the Shareholder's residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder at the Shareholder's address as it appears on the records of the Trust, with postage thereon prepaid.";

     2. Deleting therefrom ARTICLE I, Section 1.09 in its entirety and inserting the following in lieu thereof:

     "1.09 PROXIES. A Shareholder may cast the votes entitled to be cast by the shares of beneficial interest owned of record by the Shareholder in person or by proxy executed by the Shareholder or by the Shareholder's duly authorized agent in any manner permitted by Maryland law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Trust before or at the time of the meeting. No proxy shall be valid more than eleven (11) months from its date, unless otherwise provided in the proxy."; and

     3. Deleting therefrom ARTICLE VIII, Section 8.01 in its entirety and inserting the following in lieu thereof:

     "8.01 NOTICES. Except as otherwise provided in Section 1.05 of Article III of these Bylaws, whenever notice is required to be given pursuant to these Bylaws, it shall be construed to mean either written notice personally served against written receipt, or notice in writing transmitted by overnight courier, by mail, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, addressed, if to the Trust, at 2859 Paces Ferry Road, Overlook III, Suite 1450, Atlanta, Georgia 30339 (or any subsequent address selected by the Board of Trustees), attention President, or if to a Shareholder, Trustee or Officer, at the address of such person as it appears on the books of the Trust or in default of any other address at the general post office situated in the city or county of his or her residence. Unless otherwise specified, notice sent by mail shall be deemed to be given at the time the same shall be thus mailed."